UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 14, 2011

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 14, 2011, the Board of Directors of Abbott Laboratories (the “Company”) authorized the amendment and restatement of the Company’s by-laws (as amended and restated, the “Amended By-laws”) to revise certain procedures for shareholders to nominate directors and propose other matters for consideration at a meeting of shareholders.  As revised, the Amended By-laws provide, among other things:

•                                          that any adjournment or postponement of a shareholders meeting does not affect the specified time periods for shareholders to provide notices to the Company required under the Amended By-laws;

•                                          that any required notices from shareholders to the Company in connection with an annual or special shareholders meeting must be updated so that the information contained therein is accurate as of the record date for the meeting and the date that is ten business days prior to the date of the meeting;

•                                          with respect to the shareholder giving the notice as well as any beneficial owner on whose behalf a nomination for a director or a proposal for other business is made (a “proposing shareholder”), additional disclosure requirements regarding such proposing shareholder’s identity, and ownership and voting interests in securities of Abbott or its competitors (including interests resulting from derivative instruments);

•                                          with respect to any proposals for business other than the nomination of directors, additional disclosure requirements regarding the proposal, any material interest of the proposing shareholder in the proposal and any agreements between the proposing shareholder and any other person with respect to such proposal;

•                                          with respect to any nominations for directors, additional disclosure requirements regarding the nominee and the proposing shareholder’s relationship with the nominee, including any compensation or other financial arrangements during the past three years and any other material relationships;

•                                          a new requirement that all persons nominated by a proposing shareholder for election to the Company’s board of directors shall be required to submit a questionnaire to the Company and to provide certain representations and agreements to the Company;

•                                          a clarification that the procedures set forth in the Amended By-laws shall not limit the obligations of any shareholder under the Securities and Exchange Act of 1934 (the “Exchange Act”) and the regulations promulgated thereunder, or affect the rights of shareholders under Rule 14a-8 under the Exchange Act;

•                                          a change to the timing of providing shareholder notices to the Company in connection with special meetings, such that notices must now be provided between 90 to 120 days prior to the date of a special meeting, except that if a special meeting was announced less than 120 days prior to the date of the meeting, the notice must be received within ten days after the special meeting was announced; and

•                                          a new requirement that any notices of action by shareholder written consent must include the same disclosures required to be included in a shareholder’s notice of proposals and director nominations for an annual shareholders meeting, and, in the case of director nominations, must include the questionnaire, representations and agreements required for nominations of director candidates by shareholders at an annual meeting.

In addition, the Amended By-laws provide that any rights that an individual has for indemnification from the Company pursuant to the Company’s Articles of Incorporation are also enforceable under the Amended By-laws and are contractual rights which vest at the commencement of such person’s service to or at the request of the Company, and that any modification of the Articles of Incorporation, the Illinois Business Corporation Act or any other applicable law that diminishes or adversely affects such rights shall not apply retrospectively.

The foregoing summary is qualified by reference to the Amended By-laws, which are filed with this Form 8-K as Exhibit 3.

Item 9.01                                             Financial Statements and Exhibits

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective October 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: October 20, 2011	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	By-Laws of Abbott Laboratories, as amended and restated effective October 14, 2011.